SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


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                              FORM 8-K

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                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15 (d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): April 24, 1998

           The Interpublic Group of Companies, Inc.
       (Exact Name of Registrant as Specified in Charter)


Delaware                         1-6686              13-1024020
(State or other               (Commission           (IRS Employer
Jurisdiction                  File Number)          Identification Number)
of incorporation)


  1271 Avenue of the Americas, New York, New York     10020
 (Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code: 212-399-8000


_________________________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Item 9.   Sales of Equity Securities Pursuant to Regulation S.

On April 24, 1998, The Interpublic Group of Companies, Inc. ("Interpublic") sold 8,268 shares of its common stock, par value $.10 (the "Shares"), to two Turkish individuals as a portion, valued at US $ 400,000 out of a total payment of US $1,140,000 as an installment payment of the purchase price for an additional 31% of the issued and outstanding shares of capital stock of Adam Tanitim Hizmetleri A.S., a Turkish company, the acquisition of 49% which was closed on May 23, 1994. Additional purchase price installments are due over the next four years.

No underwriter or placement agent was used in connection with the sale of the Shares.

The transaction was effected in an "offshore transaction" and in accordance with the "offering restrictions" and "no directed selling efforts" requirements of Rule 903(c)(2) of Regulation S under the Securities Act of 1933.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         THE INTERPUBLIC GROUP OF COMPANIES, INC.



Date: May 12, 1998                       By: NICHOLAS J. CAMERA
                                             VICE PRESIDENT, GENERAL COUNSEL
                                             AND SECRETARY